FINAL TRANSCRIPT

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Event Date/Time: Nov 03, 2011 / 01:00PM GMT

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FINAL TRANSCRIPT

Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

 Mike Fifer

 Sturm Ruger & Company, Inc. - President, CEO

 Sarah DePanfilis

 Sturm Ruger & Company, Inc. - Assistant General Counsel

CONFERENCE CALL PARTICIPANTS

 Jim Barrett

 CL King and Associates - Analyst

 Bret Jordan

 Avondale Partners - Analyst

 Brian Rafn

 Morgan Dempsey - Analyst

 PRESENTATION

Operator

 Good day ladies and gentlemen and welcome to the third quarter 2011 Sturm Ruger and Company earnings conference call. My name is Kathy and I'll be your conference operator for today. At this time, all participants are in a listen only mode. Later we will conduct a question and answer session.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I will now like to turn the conference over to your host for today's call to Mr. Mike Fifer, Chief Executive Officer.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Good morning and welcome to our third quarter conference call at Sturm Ruger and Company. We would like to start with a reading of the caution on forward looking statements by Sarah DePanfilis, our Assistant General Counsel. And then we will give you a quick overview of the third quarter and we can get right into your questions. Sarah?

 Sarah DePanfilis  - Sturm Ruger & Company, Inc. - Assistant General Counsel

 Good morning, everyone. Statements made in the course of this presentation that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is continued from time to time in the company's SEC filings, including but not limited to the company's reports on form 10K for the year ended December 31, 2010 and form 10Q for the first, second and third quarters of 2011. Copies of these documents may be obtained through the company through our website at www.ruger.com or from the SEC. Furthermore, management disclaims all responsibility to update forward looking statements.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

 Thank you, Sarah. For the third quarter of 2011, net sales were $80.5 million and earnings were $0.57 per share. Comparing year over year, this represents a net sales increase of 38% and an earnings increase of 78% from the corresponding period in 2010 when net sales were $58.4 million and earnings were $0.32 per share.

Comparing consecutive quarters, sales and earnings in the third quarter were comparable with the second quarter. This is significant because the historical pattern of our business is for the third quarter to be slower than the second quarter. We are very pleased with the strength of our third quarter. One of the factors that helped us achieve a strong third quarter was the shipment of new products. In the third quarter of 2011 33% of our sales were from new products compared to 21% of sales for the third quarter of 2010.

As a reminder, the definition we use for new products includes only the first two years of sales from major production introductions. Thus far in 2011 we have launched the LC9 pistol, the SR1911 pistol, the single ten single action revolver, the SR40C compact striker fire fired pistol and the SP101 double action revolver chambered in 22 long rifle.

One of the fundamentals of our strategy is to drive demand with new products. We are also pleased with the velocity of our products moving through the distribution channels. Demand for our products outpaced the growth in overall industry demand as measured by the adjusted NICS checks for both the third quarter and the first nine months of 2011.

In the third quarter the estimated sell through of Ruger products from the independent distributors to retailers increased 23% year over year and nearly twice the 12% increase in NICS checks during the same period. For the first nine months the sell through of Ruger products from independent distributors to retailers increased 19% year over year, exceeding the 13% increase in adjusted NICS checks during the same period.

During the second quarter we launched our million gun challenge to benefit the NRA. Remember, no fire arms company to the best of our knowledge has ever built and shipped 1 million firearms in one year. We set the ambitious goal of doing just that in between the 2011 NRA show in Pittsburgh and the 2012 NRA show in St. Louis. We are at the halfway point and I'm happy to report that we are ahead of schedule having shipped over 556,000 units in the last six months.

At our annual meeting in April, and in our recent quarterly filings, we discussed our intention to try to level load our production throughout the year. The intention of this planned change in production volumes was to build finished goods inventory during the period when we expect lesser demand, typically the third quarter and the first half of the fourth quarter, so that we have more finished goods inventory available to ship during the period when we expect greater demand. Typically the end of the fourth quarter and the first quarter. We also encourage the independent distributors to continue their rate of purchasing from us so that they too would have sufficient inventory of our products to satisfy the expected retailer demand in the first half of 2012.

We made progress on one of the two fronts. I'm happy to report that our independent distributors show that they share our confidence in the Ruger brand and the Ruger product line. In the third quarter their purchases of Ruger product were comparable to their second quarter purchases because third quarter sell through was so strong, distributor inventories of our products only increased by 32,000 units. We had expected a greater increase but at the same time we are pleased with the sell through.

At the same time, Ruger inventories only increased 13,000 units to 29,000 units total, as compared to 40,000 units at the same time last year. Remember, the distributor show season is in the first quarter of each year. Remember also that our sale in the first quarter of 2011 were limited to some degree by the inventory available as we went into that quarter. That is why we were planning to build as much as $15 million of additional inventory ahead of the first quarter of 2012.

At this point, it is unlikely we will achieve that goal, but we are continuing to expand capacity. During the third quarter we generated $10.6 million in cash from operations. As a result, our balance sheet remains very strong. On October 1, 2011, our cash and equivalents totaled $79.3 million and we had a current ratio of 3.3 to one, we have no debt.

During the third quarter capital expenditures totaled $4.5 million with much of that dedicated to machinery and tooling for new products that have not yet been introduced. We expect to invest approximately $3 million to $5 million for capital expenditures in the fourth quarter of 2011, most of which relates to new products. Much of this equipment is already on order, some of it's arrived and hasn't been plugged in yet. Depending on the timing and delivery and subsequent installation, it may be capitalized either in the fourth quarter of this year or in the fourth quarter of 2012.

Based on the operating results of the third quarter we have declared a dividend of $0.141 per share, payable on November 28th to shareholders of record on November 14th. I would like to remind everyone that since this dividend is based on operating results, which necessarily vary every

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

quarter, the dividend likewise varies every quarter. Based on the results of this past four quarters as of November 28th, dividends totaling $8.5 million, or $0.43 per share will have been paid to shareholders. Those are the highlights of the quarter and now I'd like to respond to your questions about the third quarter.

Operator, may we please have the first question?

  QUESTION AND ANSWER

Operator

 Thank you, sir.

(Operator Instructions)

Our first question comes from the line of Jim Barrett of CL King and Associates. Please proceed.

 Jim Barrett  - CL King and Associates - Analyst

 Good morning, everyone.

Unidentified Company Representative

 Morning.

Unidentified Company Representative

 Morning.

 Jim Barrett  - CL King and Associates - Analyst

 Mike, a question for you on new products. Could you rank order for us to the extent you could the relative reception of the products that you have new to the marketplace?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Jim, I could do that, but I think that helps our competitors more than I'd like to. I'd like to leave it just that we're quite pleased with all these introductions. I would say across the board they're exceeding our expectations.

 Jim Barrett  - CL King and Associates - Analyst

 Okay. Could we move on - could you give us an assessment of how the 2011 hunting season is shaping up and what does that mean for your hunting rifles?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Jim, I think it's - I'm going to have to use the magic [tips] here, I mean I think it's healthy. There's nothing particularly special about it, it's not weak but it's not turning the world on fire either. I think - we have a backlog of hunting rifles which I didn't expect to have at this time of year, but it's not really a needle mover in either direction.

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

 Jim Barrett  - CL King and Associates - Analyst

 Okay.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 It's healthy, it's doing okay.

 Jim Barrett  - CL King and Associates - Analyst

 Okay, okay. Okay, well thank you very much.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Thanks, Jim.

Operator

 The next question comes from the line of Bret Jordan of Avondale Partners. Please proceed.

 Bret Jordan  - Avondale Partners - Analyst

 Yes, I guess sort of following along on that line of questioning, most of the new product success has been on the handgun side, could you talk a little bit about dealer enthusiasm, long arms and modern sporting rifles versus a hand gun and what you're seeing as far as volumes going forward?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 I think Bret I would characterize that most of the growth in new products for us has been in handguns, but that's what we've been introducing. You know that's where all the new products have been coming from. Overtime you should expect to see some new long guns from us as well, we have active product development teams there and so it's - the results might be skewed by just what we've introduced so far rather than a completely underlying nature of the market or anything.

 Bret Jordan  - Avondale Partners - Analyst

 Okay, so is the scout and the 556 carbine, are those no longer new products?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 No, I think the - hold on, I'm going to ask Tom here to check. I'm pretty sure we've got a little bit more runway on the 556 and the scout has actually been a very pleasant surprise. That's - there's a good healthy back order on that. People are anxious to get their hands on it.

 Bret Jordan  - Avondale Partners - Analyst

 Okay. And then I guess as far as the acquisition pipeline, certainly the cash if piling up, is there anything that you see out there or are valuations generally still unreasonable?

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Valuations are completely unreasonable.

 Bret Jordan  - Avondale Partners - Analyst

 Okay. All right, well thank you.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Thanks, Bret.

Operator

 (Operator Instructions)

The next question comes from the line of Brian Rafn of Morgan Dempsey. Please proceed.

 Brian Rafn  - Morgan Dempsey - Analyst

 Good morning, Mike.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Morning, Brian.

 Brian Rafn  - Morgan Dempsey - Analyst

 You talked about putting together some mini foundries and setting up six to eight mini foundries. Where are you on the installation or the introduction of those?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Well we have the first mini foundry up and running. It's not running at full capacity, there are various parts of the foundry and the limiting factor at the moment is the pouring. We are pouring only on first shift and we are pouring what they call set ups. It looks like a tree with a lot of parts hanging off of it and we are pouring I think at about half the expected rate on first shift only as we work out some of the kinks and bugs and we're running kizan events on that regularly to improve it.

We expect probably in the not too distant future to get to full capacity which is I think in the neighborhood of about 100 set ups per shift on first shift and when we've got that going well and reliably then we'll train the second shift for operators. The other aspects of the mini foundry are operating on two shifts, we're just not using the mini foundry equipment for much pouring at the moment. It goes back over to the regular part of the foundry.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay, how many shifts are you running at Newport and how many at Prescott?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

Maybe a better question if I could rephrase it for you would be kind of how many hours a day are we running and we're running close to 24 hours a day in Arizona and on most lines I would think we're running somewhere in the 18 to 22 hours on machining in Newport, probably eight on assembly, but on a couple lines we've actually introduced what we call a fourth shift that works just on the weekends to try to keep that stuff moving seven days a week.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay, okay.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 And I think you can see our production numbers are up nicely.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay. You've talked about lean manufacturer and I've asked you kind of where you think you are in the process, obviously its ongoing. One of the things you talked about was some dramatic shrinkage in the footprint on the factory floor from the old batch processing to more the cellular line. In some cases you said - correct me if I'm wrong. You said new lines may be only 25%, 30%, 35% of what they would have been. What are you doing with all the free space? Or are you adding more lines is - what - kind of tell me what's going on the factory floor?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Well, as you've seen from our capital expenditures spending that we've been buying an awful lot of equipment and generally with each new major platform product, we are starting form scratch and creating new production cells. So we free it up, we fill it, we free up some more and then we fill that. We've actually got a lot of space still in Arizona, but I don't think we have any net gain in New Hampshire. As we fill that up we tend to fill that back up too with completely new equipment for new products.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay, if you look on [four] and I don't expect you to give a lot of detail, but when you look at the developmental pipeline in the number of different gun frames and style that you're building out to the future that you have let to launch, does that meet your level of acceptance or are you behind where you think you should be or ahead? Give me a sense maybe anecdotally where you might fall.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 I'm pretty happy. I'm pretty excited about the product line up we have and I think that you all will be very pleased with it too if you watch the next year unfold.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay. As you look at some of the new - the launches that you guys have had, certainly the scout, the SR556, the things that you look at, are there any specific price points? Is there a difference between pistols and revolvers versus long guns and after the launch he sustainability of volume in the second, third, fourth, fifth year? I mean are higher - or lower price points continuing to sell more out into the distant future versus something that may be a little more pricey like the SR556?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 That's a complicated question. As you would expect, if we could sketch out a pyramid with the 299 street retail price you sell more products than you do with the 399 street retail price, which in turn does better than the 499 street retail price. But in the end I think new trumps all because you have our SR1911 that people are still very enthusiastic about and I image that the street retail price for that is up close to $700.

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

You have our scout rifle I think with a comparable street price and we've got a good healthy backlog on that. On the other hand, at the other extreme you've got an LC9 that is street retail price might be in the mid to high 300s and I struggle to keep up with that. So I think new trumps price but at the end of the day it's a bit like a pyramid and the lower price has a larger audience that can participate in it.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay, I'll just ask one more and get back in line. You known when you look at gun design you guys, certainly with the SR556 you had picatinny rails and some other OEM manufacturers. What is your kind of aptitude going forward from a gun design standpoint and putting in whole grips or maybe crimson trace lasers? Things that maybe you guys don't manufacturer but you would integrate into the gun. Is that something that you would certainly look at or is it something you tend to shy away from?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Might have to get you to rephrase the question. Let me paraphrase, see if I understand what you're asking here. If you're asking do we have aptitude or ability or desire to vertically integrate and bring some of those type of products in house, I'm going to tell you now. If the issue is can we use great accessories from good partner companies, the answer is absolutely yes and we make a habit out of that, we use Hogue stocks, we use crimson trace lasers, I think you'll see some more coming out from us - in fact, there's one coming out next Wednesday.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay, all right. Thanks Mike.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Okay.

Operator

 Our next question comes from the line of Jim Barrett of CL King and Associates. You may proceed.

 Jim Barrett  - CL King and Associates - Analyst

 Hi, Mike. One question you may have already essentially but some of your competitors have resorted to a lower price strategy. If we expect the power of new products for a moment, how has that impacted the pricing as you see it throughout the industry and to what degree if any has it impacted your own pricing plans, at least for your non new products?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 well, I can - I can give you a clear example. A certain competitor did dramatic price increases last - announced them last November. I'm sorry, the guys are correcting me here, they lowered their prices last November. And for quite a while we didn't see a lot of effect, but throughout the summer we did start to see it and so in those cases we either have to accept some market share loss or respond. In this case it really - let's go back to the earlier question about lasers. It really effects the - did you have a laser installed OEM and was the price competitive or not and it turned out that our laser equipped model was not as competitive as it should be.

So we went back to all the major laser vendors in the industry, invited them all to participate in a redesign that would bring the prices - observe OEM component in line and I think we've got a great result out of it, but we had to challenge them and frankly work real hard with them and some of the folks came through so I think we have the ability to compete. As far as the underlying firearm went, we were already very competitive. We just had to get the OEM add ons in line as well.

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

 Jim Barrett  - CL King and Associates - Analyst

 Okay. And have you announced any price increases for the upcoming season to the trade yet?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 We have a pattern of behavior of raising the prices in - on January 1st, whether they need it or not, and we plan to stick with that pattern.

 Jim Barrett  - CL King and Associates - Analyst

 Okay. And then finally, as you continue to evaluate acquisitions, I know it's a fragmented industry, but as you continue to gain market share, could you envision an acquisition which would have difficulty being consummated due to antitrust regulations?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 I don't think there's anybody that I'm anxious to buy where that would be a problem.

 Jim Barrett  - CL King and Associates - Analyst

 Okay. Okay, well thanks again and good luck.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Thanks, Jim.

Operator

 Our next question comes from the line of Bret Jordan of Avondale Partners, please proceed.

 Bret Jordan  - Avondale Partners - Analyst

 Follow up question, on used product pricing, are you seeing any I guess narrowing of used product to new product pricing? Is there less discounting of light used product or any meaningful change there?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Well - got a little feedback here. [I assume] this question came up because a year ago we had some concern about the modern sporting rifles kind of flooding back on the market. It had been a year since they all sold out and then they were starting to come back. (technical difficulty) --

 Bret Jordan  - Avondale Partners - Analyst

 I don't know if you can hear me, I think we lost your signal so --

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 I can hear you now, can you guys hear me? Hello?

If you can hear us, what we're going to do is we're going to hang up and call back in. I'm not sure what's going on.

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

Operator

 Ladies and gentlemen, we're going to pause for a moment. Thank you please. Please, stand by.

Please be patient and continue to stand by. Thank you.

(technical difficulty)

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 I'm not sure I have the information really to answer that question as I understand it. But suffice it to say that we don't see sales of Ruger products being affected out of the ordinary by used products. We're sort of back to normal, whatever normal is, whereas last summer we genuinely had some concerns, we don't have them anymore.

 Bret Jordan  - Avondale Partners - Analyst

 Okay, thanks --

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 As far as (inaudible) as what the overall markets doing, I really don't know.

 Bret Jordan  - Avondale Partners - Analyst

 All right. Great thanks.

Operator

 (Operator Instructions)

Our next question comes from the line of Brian Rafn of Morgan Dempsey. Please proceed.

 Brian Rafn  - Morgan Dempsey - Analyst

 Yes, Mike, can you hear me?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Yes.

 Brian Rafn  - Morgan Dempsey - Analyst

 Talk a little bit about maybe what's going on with the police and military side. There's been some talk that the US Army and Marine Corps are going to replace the berretta nine millimeters. Obviously that's been going on for a while. Anything on that front relative to Ruger?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

 I would say no. I think we are proudly the backup gun being carried by many policemen. And typically they buy them with their own funds even to get a hold of them.

And on the military side, I think we're entering an era of reduced budgets and tight spending and I don't expect to see anything material happening.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay. When you look at gun design, you talked about your - some of your design teams or whatever. Do you take - when you look at new product launches, do you take an internal look and look across the product line spectrum, maybe calibers that are missing or frames or is it more of an external look? You're looking at really what is the most commercially viable or what trends may be taking place from the demand side?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 I think we start primarily with an external look. We do cover both. We have very formal quarterly product planning meetings where we get all our engineers, including a lot of the manufacturing engineers as well as the design - all the design engineers. We got a lot of sales participation so it really is - we start with an external look. Try to identify where the opportunities are in the market, try to confirm that our product plan for 90 days ago is still the right one, that we've got the resources pointed in the right direction. That products are moving along on target, are not what kind of remedial action we can do, whether we need to drop it and redeploy those resources.

So we're really quite rigorous about it and we - we rank order them for their financial opportunity and we usually let that sort of market opportunity outweigh our own desires for the next cool gun. I mean we would have had a redesigned gold label several years ago just based on it being such a neat gun, but it really has very little market opportunity for the company or for the investor, so we haven't done it. It's on our wish list, but frankly it may never get to that.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 (Inaudible) opportunities out there.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay, you certainly talked about accelerating CapEx and hours, have you made a change in headcount or done any hiring?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 It comes and goes. We've hired some more folks this summer as we've tried to really ramp up our foundry production.

On the firearms side, we've done a pretty good job of managing headcounts. I'm actually pleased to report that the overall headcount hasn't changed a whole lot since I started five years. But we've more than doubled sales.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay. Do you have a CapEx budget for next year?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

 Not yet.

 Brian Rafn  - Morgan Dempsey - Analyst

 Not yet. Okay. Anything on the non firearms casting? Historically Ruger has done certainly the Big Bertha golf and obviously that was titanium but the lead hammers and is there anything that you guys from an acquisition that might be non gun related or would you strictly stay in the firearms area?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 I'm a little confused. Are you talking about foundry opportunities or --

 Brian Rafn  - Morgan Dempsey - Analyst

 Yes, foundry opportunities. Just - you talk about firearms M&A deals being very expensive, you don't want to look at - you talk about having a needle moving deal not [someone] buying some tiny holster company or whatever and I'm wondering if there might be other opportunities from a foundry standpoint that may not be related to the firearms industry.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Okay, that helps. I think the very simple straight forward answer is no.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 We don't see any major foundry opportunities. We continue to provide parts for most of the other firearms manufacturers and we provide some parts to no firearms folks, but the foundry business is not particularly robust today.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay. Any inflation on commodity metals, walnut stocks? Are you seeing anything - gun oils, anything across the board?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 The only thing that's material is steel. Steel continues to be a challenge to us. There are continued attempts to raise surcharges on us and worse than the effect of those is the lead times we're looking at. We're getting quoted lead times in excess of a year, which make it very challenging to respond and grow as quickly as we are.

 Brian Rafn  - Morgan Dempsey - Analyst

 Does that force you to take a - make a - maybe create a safety stock or looking at some forward buying?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

 Pretty much we consume it as fast as we can get our hands on it. It hasn't limited us yet, but it always kind of keeps us a little concerned about what about a year from now. Have we really got enough on order for a year from now? They're not - we're not receiving it any faster, we just got to make commitments. Right now I've got to project exactly how much steel I'm going to use 12, 14 months from now and that's exciting.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay. Anything on the shotgun side? You certainly - you'd mentioned a little about gold label or whatever, but you guys have certainly primarily been in a pistol and revolver launch, ex the SR566 or the scout rifle, but anything on the shotgun side?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 I think I've mentioned in the past that we've got a shotgun team working and we hope to have some new and exciting products when that market rebounds. But that market is clearly in the doldrums right now so I'm not throwing any extra resources at it.

 Brian Rafn  - Morgan Dempsey - Analyst

 Okay, thanks Mike.

Operator

 (Operator Instructions)

You have a follow up question from the Bret Jordan of Avondale Partners. Please proceed.

 Bret Jordan  - Avondale Partners - Analyst

 Hey Mike, just along that last comment you made about shotguns being in the doldrums. You've said hunting was healthy and you had a backlog in rifles, would you not include shotguns or shotgun hunting in the same healthy category?

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 We've only had an over and under to shotgun to this point and it's so minuscule, I don't really count it. when you ask me about hunting I tend to think primarily of rifle hunting, followed a little bit by handgun hunting and we just think of shotguns in a totally separate category and since that shotgun market is so weak right now, we believe in - to all shotgun, we don't know that, but that's our general belief that we're just not putting a lot of resources in it. We view that as we can take our time to come up with some new products that maybe by then the market will have rebounded. But if the guys on one of the rifle teams need to borrow the shotgun engineer for a day, they're welcome to him.

 Bret Jordan  - Avondale Partners - Analyst

 All right, thanks.

Operator

 With no further questions at this time, I would now like to turn the conference over to management for closing remarks. You may proceed.

 Mike Fifer  - Sturm Ruger & Company, Inc. - President, CEO

 Thank you everyone for participating. I apologize for the break in the middle there, the telecommunication things. We'll try to get that in order for the next one. We've had a good quarter. I appreciate your support and we look forward to talking to you when we next report.

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Nov 03, 2011 / 01:00PM GMT, RGR - Q3 2011 Sturm Ruger & Company, Inc. Earnings Conference Call

Operator

 Ladies and gentlemen, that concludes today's conference, thank you for your participation, you now disconnect and have a great day.

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